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                                   EXHIBIT 24

        KAUFMAN AND BROAD HOME CORPORATION AND CONSOLIDATED SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of
Kaufman and Broad Home Corporation

     We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1986 Stock Option Plan (No. 33-11692), the 1988 Employee Stock Plan (No. 33-28624) and the Registration Statement on Form S-3 (No. 333-14977), as amended, of Kaufman and Broad Home Corporation of our report dated January 3, 1997 with respect to the consolidated financial statements of Kaufman and Broad Home Corporation included in the Annual Report (Form 10-K) for the year ended November 30, 1996.

                                                               ERNST & YOUNG LLP
Los Angeles, California
February 25, 1997